                                                                    EXHIBIT 10.6

                                    FORM OF

                          PROVIDENT BANK OF MARYLAND

               DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
               ------------------------------------------------


      THIS AGREEMENT made this ______ day of _________, 199__ by and between

Provident Bank of Maryland (the "Corporation") and _______________________ (the

"Director").

      WHEREAS, the Corporation values the efforts, abilities and accomplishments of the Director and values his future services, the Corporation hereby establishes and maintains the Provident Bank of Maryland Deferred Compensation

Plan for Outside Directors (the "Plan") under which Directors of the Corporation who are not full-time employees of the Corporation may elect at the beginning of any calendar quarter or other such date as administratively determined by the

Corporation to defer all or part of the compensation payable to them for services rendered as a director. A deferral shall apply to compensation that is payable to the Director for services rendered after the completion and effective date of this deferral agreement.

      NOW THEREFORE, it is mutually agreed that the Director hereby agrees to defer percentage (___%) from his compensation as a Director. The Director further requests that payment of the Deferred Cash Benefit to which he may be entitled commence in accordance with ARTICLE 1 of the Plan.

                                    ARTICLE 1

A. AMOUNT OF BENEFITS. In the event the Director ceases to be a director of the
   ------------------

Corporation on or after attaining the retirement age of 65 or upon the occurrence of a Change in Control as defined in ARTICLE 10, he shall be entitled to receive from the Corporation a benefit equal to that amount which will be accumulated on the date of the Director's change in status as a Director in a bookkeeping account established by the Corporation and which is based on the assumption that the amount the Director deferred will earn interest at the Prime rate as specified below.


B. INTEREST RATE. The interest rate for each month will be set at the Prime rate
   -------------

of interest in effect as of the first day of the calendar month. As of each

Valuation Date (Valuation Date is described as monthly) the account of each

Director shall be credited to reflect the amount of this interest.


C. BENEFIT SCHEDULE. The benefit set forth in ARTICLE 1(A) shall be paid to the
   ----------------

Director by the Corporation either in a lump sum or in approximately equal monthly installments beginning not later than one month after retirement for a period of fifteen (15) years (or in such other manner or over such other period as the Corporation in its sole discretion may determine, following the date of such retirement). However, as the election of the given participant, all monetary payments within a given tax year can be accelerated into a single payment within that tax year.

      The amount of any installment payments payable to the Director shall be adjusted annually to reflect appreciation or depreciation of assets held in the bookkeeping account, plus interest

                                    ARTICLE 2

A. DEATH AFTER RETIREMENT. If the Director should die after retirement and
   ----------------------

during the 15-year payment period (or during such other period as the

Corporation may determine to pay this benefit), THE Corporation shall continue to pay such monthly installments until the expiration of said 15-year period, or other period initially determined by the Corporation, to the individual or individuals the Director has designated in writing filed with the Corporation or, in the absence of such designation, to the estate of the

Director. Payments shall not continue beyond the expiration of said period.


B. DEATH BEFORE RETIREMENT. If the Director dies while a Director of the
   -----------------------

Corporation, the Corporation shall pay to the individual or individuals the

Director has designated in writing filed with the Corporation or, in the absence of such designation, to the estate of the Director a benefit calculated and paid in the same manner as set forth in ARTICLE 1(A), and assuming the Director's date of death was his retirement date. This benefit shall be paid by the

Corporation in a lump sum, or in such other manner or over such other period as the Corporation in its sole discretion may determine.

                                   ARTICLE 3

                               CHANGE IN STATUS
                               ----------------

      In the event the Director ceases being a Director for reasons other than death or retirement, he shall be entitled to receive from the Corporation a severance benefit calculated in the same manner as set forth in ARTICLE 1(A),

and assuming his change in status date is his retirement date. Such benefit shall be paid by the Corporation in a lump sum one (1) month after the Director ceases performing services as a Director, or in such other manner, including approximately equal monthly installments, beginning not later than one (1) month after his severance, for a period of fifteen (15) years, following the date of change in status, or until his death, whichever first occurs. At death, the balance remaining in the bookkeeping account shall be paid as provided in

ARTICLE 2(A).

                                   ARTICLE 4

                    AMENDMENT AND TERMINATION OF AGREEMENT
                    --------------------------------------

      Either the Director or the Corporation may elect to terminate this

Agreement with respect to fees for services not already earned by providing thirty (30) days written notice of intent to terminate.


      Upon such termination, no further amounts shall be credited to the

Director's bookkeeping account. The Director upon such termination shall be entitled to receive a benefit equal only to the severance benefit set forth in

ARTICLE 3. The Corporation shall determine the time and manner of payment of this benefit in its sole discretion, but commencement of payment of this benefit shall not be delayed beyond one (1) month after the Director ceases to perform services as a director.

                                    ARTICLE 5

                                CLAIMS PROCEDURE
                                ----------------

      If any benefits become payable under this Agreement, the Director (or designated beneficiary in the case of the Director's death) shall file a claim for benefits by notifying the Corporation in writing. If the claim is wholly or partially denied, the Corporation shall provide a written notice within ninety

(90) days specifying the reason for the denial, the plan provisions on which the denial is based and additional material or information necessary to receive benefits, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

      If a claim is denied and a review is desired, the Director (or designated beneficiary in the
case of the Director's death) shall notify the Corporation in writing within sixty (60) days. In requesting a review, the Director of beneficiary may review plan documents and submit any written issues and comments he or she feels are appropriate. The Corporation shall then review the claim and provide a written decision within sixty (60) days. This decision shall state the specific provisions on which the decision is based.


                                   ARTICLE 6

                              HARDSHIP WITHDRAWAL
                              -------------------

      In the event that the Director suffers an immediate and heavy financial need which cannot reasonably be met from other sources, the Director shall be permitted to withdraw from the bookkeeping account established on his behalf an amount equal to the amount needed to meet the immediate and heavy financial need. The Director must first submit a written withdrawal request to the

Corporation explaining the nature of the hardship and the amount required to meet the financial need. The Director must certify that the need cannot be reasonably met from other sources, as specified by the Internal Revenue

Service in Regulations applicable to Section 401(k) of the Internal Revenue

Code. The determination of hardship and lack of availability of funds from other sources to meet the hardship will be made by the Corporation in a non-discriminatory manner pursuant to the rules for granting hardship withdrawals from time-to-time under the Corporation's qualified Plan.

                                   ARTICLE 7

                             NONASSIGNABLE RIGHTS
                             --------------------

      Neither the Director nor any designated beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payment hereunder. Any attempt to sell,
assign, transfer or other convey any payment shall result in the forfeiture of that payment.

                                   ARTICLE 8

                           INDEPENDENCE OF BENEFITS
                           ------------------------

      Any payments under this Plan shall be independent of, and in addition to,

those under any other plan, program or agreement which may be in effect between the parties hereto, or any other compensation payable to the Director or the

Director's designated beneficiary by the Corporation. This Agreement shall not be construed as a contract of employment, nor does it restrict the right of the

Corporation to discharge the Director for proper cause or the right of the

Director to cease providing services as a director.

                                   ARTICLE 9

                              NONSECURED PROMISE
                              ------------------

      The rights of the Director, any designated beneficiary(ies) of the

Director or any other person claiming through the Director under the Plan, shall be solely those of an unsecured general creditor of the Corporation. The

Director, or the designated beneficiary(ies) of the Director, shall have the right to receive those payments specified under the Plan only from the

Corporation, and has no right to look at any general or specific asset or assets of the Corporation, or any specific or special property separate from the

Corporation, to satisfy a claim for benefit payments.

      The Director agrees that he, his designated recipient(s) or any other person claiming through the Director, shall have no rights or beneficial ownership interest whatsoever in any general asset or assets the Corporation may acquire to use to help support its financial obligations under the Plan. Any such general asset or assets used or acquired by the Corporation in connection with the liabilities it has assumed under the Plan shall not be deemed to be held under any trust for the benefit of the Director or his designated beneficiary(ies). Nor shall any such general asset or assets be considered security for the performance of the obligations of the Corporation.

Any such asset or assets shall remain general, unpledged and unrestricted assets oif the Corporation.

      The Director also understands and agrees that his participation in the acquisition of any such general asset for the Corporation shall not constitute a representation to the Director, his designated beneficiary(ies) or any person claiming through or under the Director that any of them has a special or beneficial interest in such general asset or assets.

      The Corporation shall be under no obligation whatever to purchase or maintain any contract, account, policy or other asset to provide the benefits under this Agreement, and any reference to a contract, account or other asset is made solely for the purpose of computing the value of benefits.

                                  ARTICLE 10

                               CHANGE IN CONTROL
                               -----------------

      The Director may make a one time irrevocable election, on a form provided by Provident, to receive a lump sum benefit equal to the amount of benefits due under this Plan if such benefits become due following a Change in Control.


      If benefits due under this Plan are wrongfully denied following a Change of Control, Provident or its successor shall pay to Director or his beneficiary an amount equal to the court costs and reasonable attorney's fees expended to recover such benefits.

      For purposes of this Plan, a "Change of Control" of the Corporation or

Provident

Bankshares Corporation (the "Holding Company") shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section

13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii)

results in a Change in Control of the Corporation or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations

promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R.

Section 303.4(a) with respect to the Corporation, and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Holding Company, as in effect on the date hereof; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the

Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the

Corporation or the Holding Company representing 10% or more of the Corporation's or the Holding Company's outstanding securities except for any securities of the

Corporation purchased by the Holding Company or any securities of the

Corporation or the Holding Company purchased by any employee benefit plan of the

Corporation or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least

75% of the Directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same

Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board,

or (C) a plan of
reorganization, merger, consolidation, sale of all or substantially all the assets of the Corporation or Holding Company or similar transaction occurs in which the Corporation or Holding Company is not the resulting entity, or (D) a solicitation of stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or

Corporation with one or more corporations, a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the

Corporation or the Holding Company, or (E) a tender offer is made for 20% or more of the voting securities of the Corporation or Holding Company then outstanding.

                                  ARTICLE 11

                            CORPORATION'S AGREEMENT
                            -----------------------

      The Corporation agrees that it will not merge, consolidate or combine with any other business entity unless and until the succeeding or continuing corporation or business entity expressly assumes and confirms in writing the obligations of the Corporation under this Agreement.

      This Agreement may not be altered, amended or revoked except by a written agreement signed by the Corporation and the Director.


                                   ARTICLE 12

                               PLAN ADMINISTRATION
                               -------------------

      The Plan shall be administered by the Corporation. The Corporation shall establish the forms and procedures by which a Director may make deferral elections under this Plan, and the

Corporation shall have the complete authority and discretion according to its determination of what is in the best interests of both the Corporation and the

Directors. No Director shall have any power to direct how the Corporation shall exercise its discretion. All decisions of the Corporation concerning the administration and interpretation of this Plan shall be final, conclusive and binding.

                                  ARTICLE 13

                                    GENDER
                                    ------

      Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine.


                                  ARTICLE 14

                                EFFECTIVE DATE
                                --------------

      This Agreement shall be effective as of the date written above and is in substitution and replacement of any previous agreement between the parties. This

Agreement shall be binding upon the Corporation and its successors, and upon the

Director, his widow, his heirs and designated beneficiaries and their executors.

This Agreement shall be effective until modified or terminated.

                                  ARTICLE 15

                                 CONSTRUCTION
                                 ------------

      This Plan is created, adopted and maintained pursuant to and in accordance with the laws of the State of Maryland, except to the extent that those laws are superseded by, or in conflict with, the laws of the United States of America.

The headings and captions appearing in this document are only for convenience and are not intended to have substantive meaning. If a provision of this Plan is at any time determined by a court of law having jurisdiction to be unenforceable, such unenforceability shall not affect any other provision of the Plan.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.


ATTEST:                                   PROVIDENT BANK OF MARYLAND


                                          BY:
--------------------------                    ----------------------------

WITNESS:


                                                                         (SEAL)
---------------------------                   ---------------------------
                                              DIRECTOR